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                                                                    EXHIBIT 23.3


                 [ROSENBERG RICH BAKER BERMAN & COMPANY LETTERHEAD]

                            INDEPENDENT AUDITORS' CONSENT



To the Board of Directors
   Tekni-Plex, Inc.
   201 Industrial Parkway
   Somerville, NJ 08876



    We consent to the use in this Registration Statement, Form S-4, of Tekni-Plex, Inc. of our report dated February 18, 1994 which is part of this Registration Statement, and of our report dated February 18, 1994 relating to the financial statement schedules appearing elsewhere in this Registration Statement.

    We also consent to the reference to us under the headings "Selected Historical Financial Information" and "Experts" in such Registration.


                                           /s/ ROSENBERG RICH BAKER BERMAN & CO.


                                               ROSENBERG RICH BAKER BERMAN & CO.


August 6, 1997